UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nomura America Finance, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3518229
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 World Financial Center Building B New York, New York	10281-1198
(Address of Principal Executive Office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

4.00% Senior Notes due October 25, 2018	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file numbers to which this form relates:	No. 333-169682-01

Securities to be registered pursuant to Section 12(g) of the Exchange Act:	None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a pricing supplement dated October 20, 2010 (the “Pricing Supplement”) to a prospectus dated September 30, 2010 (the “Prospectus”), relating to the Securities to be registered hereunder included in the Registrant’s Registration Statement on Form F-3 (File No. 333-169682-01), declared effective by the Commission on September 30, 2010. The Registrant incorporates by reference the Prospectus and the Pricing Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth under the heading “Description of Debt Securities and Guarantee” in the Prospectus and the information set forth on the cover page of the Pricing Supplement, which information is incorporated herein by reference.

Item 2.	Exhibits.

No exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NOMURA AMERICA FINANCE, LLC

Date: October 21, 2010	By:	/S/ JOHN STACCONI
	Name:	John Stacconi
	Title:	Chief Financial Officer and Managing Director